UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2007
Date of Report (Date of earliest event reported)

ITONIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52201	26-0881302
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Klimentska 10, 110 00 Prague 1, Czech Republic	N/A
(Address of principal executive offices)	(Zip Code)

+420 296578180
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

Acquisition of Aquos Media Limited

On October 23, 2007, ITonis Inc. (“we” or the “Company”) completed the acquisition of all of the issued and outstanding shares of Aquos Media Limited (“Aquos”), a wholly owned subsidiary of iOcean Media Limited (“iOcean”), pursuant to a share purchase agreement (the “Share Purchase Agreement”) among the Company, iOcean and Aquos dated September 8, 2007.

Pursuant to the terms of the Share Purchase Agreement, we have acquired all of the issued and outstanding shares of Aquos in consideration for the issuance to iOcean of 70,340,800 shares of our common stock such that iOcean now owns 49% of our issued and outstanding shares. In addition, we have agreed to issue 17,585,200 additional shares to iOcean (equal to 25% of the original number of shares issued) on the date upon which the gaming portion of the license and permits held by Aquos is live and selling lottery tickets, in accordance with the terms of the Share Purchase Agreement. iOcean has entered into a voting trust agreement with us pursuant to which it has agreed to vote the shares of our common stock held by it as specified by our board of directors for a period of one year following the date of closing. All shares issued or to be issued to iOcean are “restricted securities” under the United States Securities Act of 1933, as amended (the “Securities Act”).

iOcean will continue to use its best efforts to ensure that the licenses and permits required for the conduct of the planned television over the Internet business, as specified in the Share Purchase Agreement, are secured by Aquos. These licenses and permits are to be obtained no later than November 15, 2007. In the event that these licenses and permits are not secured by December 31, 2007, we have the right under an option agreement between us and iOcean to repurchase the shares issued to iOcean by delivering notice of exercise of the option together with an assignment of the shares of Aquos acquired by us to iOcean anytime during the calendar month of January 2008. If we exercise this option, all shares issued to iOcean will be deemed to be cancelled and we will have no further interest in Aquos, in accordance with the terms of the Share Purchase Agreement.

There is no assurance that Aquos will obtain the required licenses and permits.

iOcean, through Aquos, has been engaged in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products. As part of its business efforts, iOcean has entered into a binding agreement with Pilot Media Limited, a corporation incorporated under the laws of China which contemplates the formation of a joint cooperation in China (and the preparation of a definitive joint cooperation agreement) for the establishment of an online television network platform in China. Under the proposed joint cooperation, Pilot would be responsible for providing the television network platform and operational management of the joint cooperation and iOcean would be responsible for financing, business development and intellectual property. The internet television platform will be used for internet television broadcasting and for the delivery of Chinese lottery gaming products. iOcean will retain rights to deliver Chinese lottery gaming products on the internet itself, and through other means of distribution, such as mobile phones.

iOcean has assigned and transfered all of its right, title and interest in and to the Pilot letter of intent to Aquos and will obtain the written consent of Pilot to this assignment and transfer. All future agreements with Pilot that are contemplated in the Pilot binding agreement will be negotiated and executed by Aquos as a subsidiary of the Company. Further, iOcean has agreed to use its best efforts to assist in these negotiations in good faith to ensure that the definitive agreements contemplated in the Pilot binding agreement are achieved.

Pursuant to the terms of the Share Purchase Agreement, at closing, iOcean nominated and we appointed Iain Fidlin to our board of directors. Our board of directors now consists of three directors. In the event the shares of our common stock issued to iOcean are repurchased pursuant to the option agreement, Mr. Fidlin has agreed to resign from our board.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

In connection with the acquisition of all of the issued and outstanding shares of Aquos Media Limited, as described above in Item 2.01, on October 23, 2007, we issued 70,340,800 shares of our common stock to iOcean and have agreed to issue an additional 17,585,200 shares of our common stock to iOcean upon the gaming portion of the license and permits held by Aquos becoming live and selling lottery tickets. The shares issued and to be issued to iOcean were issued and will be issued in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made to us.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the acquisition of Aquos, Iain Mackenzie Fidlin was appointed as a director and officer of our company as of October 23, 2007 in accordance with the terms of the Share Purchase Agreement described above under Item 2.01. The following sets forth information relating to the business experience of Mr. Fidlin:

Iain Mackenzie Fidlin, age 47, was appointed a director and Chief Communications Officer of our company on October 23, 2007. Mr. Fidlin has 25 years of international business and finance experience covering capital raising, corporate negotiations and investor relations, including 20 years international banking experience in credit risk analysis, relationship management and business orientation and development in an international banking environment in Frankfurt, London, Hong Kong and the Asia Pacific. From May 1982 to October 2002, Mr. Fidlin was with Commerzbank AG in the Asia Pacific where he became Vice President, Regional Head of Multinational Companies and managed key relationships and accounts with a team of ten business development executives reporting to him. From November 2002 to January 2004, he was a director, stakeholder and corporate consultant at Augmentum Capital Limited in Hong Kong where he was involved in a number of transactions including a €100 million private placement for a German company, assisted a Hong Kong company to sell pharmaceutical assets and was also involved in a US$50 million metal recycling project. Since February 2004, Mr. Fidlin has acted as a consultant to Greater China 2K4 Group Limited in Hong Kong where he functions as an executive/managing director for various operating companies with businesses in China, as well as assists with capital raising and investor relations and acts as an official representative in China for food and beverage, pharmaceutical/biotech and real estate companies.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

To be filed by amendment to this Form 8-K within 71 days of the date hereof.

(b)	Pro forma Financial Information.

To be filed by amendment to this Form 8-K within 71 days of the date hereof.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit	Description

10.1

Share Purchase Agreement among ITonis Inc., iOcean Media Limited and Aquos Media Limited dated September 8, 2007. Incorporated by reference to the Company’s current report on Form 8-K filed September 13, 2007.

10.2	Voting Trust Agreement between ITonis Inc. and iOcean Media Limited dated October 23, 2007.

10.3	Option Agreement between ITonis Inc. and iOcean Media Limited dated October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ITONIS INC.

/s/ Thomas Neal Roberts

Date: October 29, 2007	By:
Thomas Neal Roberts
President and Chief Executive Officer